Exhibit 99.2

FINANCIAL SUPPLEMENT
March 31, 2016

Monster Worldwide, Inc. (together with its consolidated subsidiaries, the “Company,” “Monster,” “we,” “our” or “us”) provides this supplement to assist investors in evaluating the Company’s financial and operating metrics. We suggest that the notes to this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain Non-GAAP financial measures. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles (“GAAP”), but are not a substitute for, or superior to, GAAP results. The Non-GAAP measures included in this supplement have been reconciled to the most comparable GAAP measure. The Company intends to update the financial supplement on a quarterly basis.

Notes to Financial Supplement

Presentation
Stock-based compensation
Non-cash, stock-based compensation expense has been excluded from our Non-GAAP financial statements for all periods presented.
Reallocate to Accelerate
On February 10, 2015, the Company committed to take a series of cost savings initiatives to reduce costs globally while continuing to support the Company’s strategy. The initiatives included a global workforce reduction of approximately 300 associates, lease exit costs, impairment of certain assets, and office and general expense controls, resulting in annualized cost savings of $40 million. The Company incurred $20.1 million of charges relating to this program during the three months ended March 31, 2015, inclusive of $4.2 million of non-cash charges. These charges have been excluded from our Non-GAAP financial statements for the three months ended March 31, 2015. No charges related to these initiatives were recognized in the first quarter of 2016, and the Company does not expect to incur additional charges in future periods related to this program.
Separation Charges and Advisory Fees
During the three months ended March 31, 2016, the Company incurred $0.4 million of separation charges relating to targeted global headcount reductions, primarily due to the reorganization of the sales force in North America. In addition, the Company incurred $1.6 million of management advisory fees during the quarter. These charges have been excluded from our Non-GAAP financial statements for the three months ended March 31, 2016.
3.50% convertible senior notes due 2019
On October 22, 2014, the Company consummated an offering of $143.8 million aggregate principal amount of its 3.50% convertible senior notes due 2019 (the “Notes). The Company received net proceeds of $139.0 million from the sale of the Notes, after deducting fees and expenses of $4.7 million. The Notes are unsecured, senior obligations of Monster, that bear interest at a rate of 3.50% per annum, payable in arrears on April 15 and October 15 of each year to holders of record at the close of business on the preceding April 1 and October 1, respectively. The Notes will mature on October 15, 2019, unless converted or repurchased in accordance with their terms prior to such date.
In connection with the offering of the Notes, Monster entered into capped call transactions with an affiliate of one of the initial purchasers. The Company used $16.5 million of the net proceeds to pay for the cost of the capped call transactions, $82.5 million to repay in full a term loan outstanding as of the date of issuance, and $40.0 million to repay a portion of the loans outstanding under the Company’s revolving credit facility.
In accordance with ASC 470-20, Debt with Conversion and Other Options, the Notes were separated into debt and equity components and assigned a fair value. The value assigned to the debt component was the estimated fair value, as of the issuance date, of similar debt without the conversion feature. The difference between the cash proceeds and this estimated fair value represents the value which was assigned to the equity component and was recorded as a debt discount. The debt discount is being amortized using the effective interest method from the date of issuance through the October 15, 2019 maturity date.

The initial debt component of the Notes was valued at $122.8 million, based on the contractual cash flows discounted at an appropriate market rate for non-convertible debt at the date of issuance. The carrying value of the permanent equity component reported in additional paid-in-capital was initially valued at $20.2 million, which is net of $0.7 million of fees and expenses allocated to the equity component.
On March 22, 2016, the Company entered into a privately negotiated agreement to repurchase $10 million in aggregate principal amount of the Notes for $9.5 million, plus accrued interest. The Board of Directors of the Company has authorized the Company to employ funds allocated to its stock repurchase program approved in October 2015 for the repurchase of the Notes. The transaction closed on March 28, 2016, and it was determined that the repurchase should be accounted for as a debt extinguishment in accordance with ASC 470 - Debt. Following the derecognition of the associated debt discount and deferred financing fees, a loss on extinguishment of $0.04M was recorded during the first quarter of 2016. In connection with the repurchase, the Company unwound a portion of the capped call transactions entered into in connection with the issuance of the Notes. As a result of the unwind, the Company received $0.4 million on March 31, 2016, which was recognized as an increase to additional paid-in-capital during the first quarter of 2016.
As of March 31, 2016, $133.8 million in aggregate principal amount of the Notes was outstanding.
The Company recognized $1.0 million of amortization of the debt discount during the three months ended March 31, 2016 and 2015. The Company recognized $0.2 million of amortization of deferred financing fees relating to the Notes during the three months ended March 31, 2016 and 2015. These charges have been excluded from our Non-GAAP financial statements for the respective periods.
Discontinued operations
In December 2013, the Company sold a 49.99% interest in JobKorea Ltd. (“JobKorea”), the Company’s then-wholly owned subsidiary in South Korea, to H&Q Korea. On October 12, 2015, the Company sold its remaining 50.01% ownership position in JobKorea to H&Q Korea for KRW 101 billion, or approximately $85.0 million. The transaction is consistent with Monster’s continued strategy of unlocking value and sharpening its focus on the Company’s core online recruitment platform.
Operating results for JobKorea, which had previously been reported in the Careers-International segment and included in the Company’s consolidated statement of operations, have been reclassified as discontinued operations for all periods presented. Additionally, the Company recorded allocated corporate tax associated with the sale of JobKorea to discontinued operations for all periods presented. Accordingly, the Company recorded income from discontinued operations, net of tax, of $0 and $1.8 million in the three months ended March 31, 2016 and 2015, respectively. These charges have been excluded from our Non-GAAP financial statements for the respective periods.
Gain on partial sale of equity method investment
In 2008, the Company acquired a 50% equity interest in a company located in Australia, CareerOne Pty Limited (“CareerOne”). On March 31, 2015, the Company sold the majority of its 50% equity interest in CareerOne in an arms-length transaction, leaving the Company with a 10% interest. Total cash received from the transaction was $9.1 million, and the sale resulted in the recognition of a pre-tax gain of $8.8 million in the first quarter of 2015. This gain has been excluded from our Non-GAAP financial statements for the three months ended March 31, 2015. As a result of the sale, the Company no longer has the ability to exercise significant influence over CareerOne. Therefore, effective March 31, 2015, the remaining 10% interest retained by the Company is being accounted for under the cost method.
Income tax
Effective the first quarter of 2015, the Company has begun to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. The Non-GAAP tax rate is 35%. See the detailed discussion in the “Notes Regarding the Use of Non-GAAP Financial Measures” section below.

Reclassifications
Certain reclassifications of prior year amounts have been made for consistent presentation.
Notes Regarding the Use of Non-GAAP Financial Measures
Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations, income from discontinued operations, net of tax, net income, net income attributable to Monster Worldwide, Inc., and diluted earnings per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma items including: non-cash stock based compensation expense; costs incurred in connection with the Company’s restructuring programs; separation charges associated with the resignation of the Company’s former Chief Executive Officer; certain other separation charges; non-cash impairment charges; impairment of capitalized software costs; certain management advisory fees; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; the results of our former South Korean subsidiary as it has been classified as discontinued operations; net gain recognized on the sale of our former South Korean subsidiary; and gain on partial sale of an equity method investment.

In the first quarter of the calendar year 2015, the Company began to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. When projecting this long-term rate, the Company evaluated a five-year financial projection comprising the current and the next four years that exclude the income tax effects of the Non-GAAP pre-tax items described above, eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and is reflective of the anticipated future geographic mix of income among tax jurisdictions. The projected rate also assumes no new acquisitions or disposals in the five-year period, eliminates the effect of tax valuation allowances, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The Non-GAAP tax rate is 35%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, which may include (but are not limited to) for example, significant changes in the geographic earnings mix including future acquisition or disposition activity, having less income than anticipated, or fundamental tax law changes in major jurisdictions where the Company operates.

Non-GAAP diluted shares includes the impact, based on the average share price for the period, of the Company’s outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share, but are expected to mitigate the dilutive effect of the Company’s 3.50% convertible senior notes due 2019.

The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Cash EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, provision for (benefit from) income taxes, interest and other, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense and certain non-cash impairment charges. The Company considers Cash EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Cash EBITDA is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, provision for (benefit from) income taxes, interest and other, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense, non-cash impairment charges, costs incurred with the Company’s restructuring programs, and the impact of the pro-forma items discussed above. The Company considers Adjusted EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Adjusted EBITDA is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flows from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents less total debt. Total available liquidity is defined as cash and cash equivalents, plus unused borrowings under our credit facility. The Company considers net cash and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and total available liquidity are presented herein as Non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Monster Worldwide, Inc.
Statements of Operations
(unaudited, in thousands, except per share amounts)

	Trended Data
Summary P&L Information	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016
Careers - North America	$122,392	$119,844	$119,449	$112,121	$473,806	$109,194
Careers - International	50,490	47,886	47,633	47,088	193,097	48,593
Revenue	172,882	167,730	167,082	159,209	666,903	157,787
Salary and related	84,945	81,750	76,419	71,088	314,202	77,070
Office and general	33,304	31,889	32,552	37,848	135,593	31,756
Marketing and promotion	30,631	30,416	30,044	28,086	119,177	29,482
Restructuring and other special charges	20,092	5,915	2,780	3,992	32,779	—
Depreciation expense	10,826	10,442	10,416	10,034	41,718	9,352
Stock-based compensation	4,405	3,613	3,368	287	11,673	1,079
Amortization of intangibles	664	667	670	671	2,672	673
Operating expenses	184,867	164,692	156,249	152,006	657,814	149,412

Operating (loss) income	(11,985)	3,038	10,833	7,203	9,089	8,375
Gain on partial sale of equity method investment	8,849	—	—	—	8,849	—
Interest and other, net	(3,206)	(3,409)	(3,674)	(3,423)	(13,712)	(3,477)
(Loss) income before income taxes and (loss) income in equity interests, net	(6,342)	(371)	7,159	3,780	4,226	4,898
(Benefit from) provision for income taxes	(13,945)	1,819	(2,361)	6,018	(8,469)	3,307
(Loss) income in equity interests, net	(220)	292	249	144	465	250
Income (loss) from continuing operations	7,383	(1,898)	9,769	(2,094)	13,160	1,841
Income from discontinued operations, net of tax	1,806	2,036	2,163	58,508	64,513	—
Net income	9,189	138	11,932	56,414	77,673	1,841
Net income attributable to noncontrolling interest	(1,019)	(1,181)	(1,512)	(349)	(4,061)	—
Net income (loss) attributable to Monster Worldwide, Inc.	$8,170	$(1,043)	$10,420	$56,065	$73,612	$1,841

Basic earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	$0.08	$(0.02)	$0.11	$(0.02)	$0.15	$0.02
Income from discontinued operations, net of tax	0.01	0.01	0.01	0.64	0.67	—
Basic earnings (loss) per share attributable to Monster Worldwide, Inc.:	$0.09	$(0.01)	$0.12	$0.62	$0.82	$0.02

Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	$0.08	$(0.02)	$0.10	$(0.02)	$0.14	$0.02
Income from discontinued operations, net of tax	0.01	0.01	0.01	0.64	0.64	—
Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:	$0.09	$(0.01)	$0.11	$0.62	$0.78	$0.02

Weighted avg. shares outstanding:
Basic shares	89,137	90,067	90,340	90,205	89,942	88,922
Diluted shares	91,474	90,067	96,839	90,205	94,867	89,786

Global employees - continuing operations (ones)	3,649	3,654	3,667	3,679	3,679	3,661
Average annualized revenue per employee	$184.2	$183.7	$182.6	$173.4	$181.0	$172.0
*Earnings (loss) per share may not add in certain periods due to rounding.

Monster Worldwide, Inc.
Non-GAAP Statements of Operations
(Unaudited, in thousands, except for per share amounts)

	Trended Data
Summary P&L Information	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016
Careers - North America	$122,392	$119,844	$119,449	$112,121	$473,806	$109,194
Careers - International	50,490	47,886	47,633	47,088	193,097	48,593
Revenue	172,882	167,730	167,082	159,209	666,903	157,787
Salary and related	84,945	79,751	76,419	71,088	312,203	76,653
Office and general	33,304	31,889	32,552	31,147	128,892	30,198
Marketing and promotion	30,631	30,416	30,044	28,086	119,177	29,482
Depreciation expense	10,826	10,442	10,416	10,032	41,716	9,352
Amortization of intangibles	664	667	670	671	2,672	673
Operating expenses	160,370	153,165	150,101	141,024	604,660	146,358
Operating income	12,512	14,565	16,981	18,185	62,243	11,429
Interest and other, net	(1,922)	(2,156)	(2,422)	(2,173)	(8,673)	(2,232)
Income before income taxes and (loss) income in equity interests, net	10,590	12,409	14,559	16,012	53,570	9,197
Provision for income taxes	3,707	4,344	5,111	5,588	18,750	3,219
(Loss) income in equity interests, net	(220)	292	249	144	465	250
Net income - continuing operations	$6,663	$8,357	$9,697	$10,568	$35,285	$6,228
Diluted earnings per share attributable to Monster Worldwide, Inc.:	$0.07	$0.09	$0.11	$0.12	$0.39	$0.07
Weighted avg. shares outstanding:
Diluted shares	90,722	90,874	90,967	90,979	90,890	89,786

See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Segment Information and Margin Analysis - GAAP and Non-GAAP
(unaudited, in thousands)

	Trended Data
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016
Segment revenue:
Careers - North America	$122,392	$119,844	$119,449	$112,121	$473,806	$109,194
Careers - International	50,490	47,886	47,633	47,088	193,097	48,593
Total revenue	$172,882	$167,730	$167,082	$159,209	$666,903	$157,787
Segment operating income (loss) GAAP:
Careers - North America	$13,338	$25,247	$25,739	$18,030	$82,354	$19,266
Careers - International	(15,425)	(10,458)	(8,581)	(4,956)	(39,420)	(4,320)
Total operating (loss) income GAAP	$(2,087)	$14,789	$17,158	$13,074	$42,934	$14,946
Corporate expenses GAAP	(9,898)	(11,751)	(6,325)	(5,871)	(33,845)	(6,571)
Total operating (loss) income GAAP	$(11,985)	$3,038	$10,833	$7,203	$9,089	$8,375
Segment operating income (loss)(1) Non-GAAP:
Careers - North America	$25,846	$27,071	$27,825	$24,081	$104,823	$19,858
Careers - International	(5,817)	(5,564)	(5,574)	(1,548)	(18,503)	(4,095)
Total operating income Non-GAAP	$20,029	$21,507	$22,251	$22,533	$86,320	$15,763
Corporate expenses Non-GAAP	(7,517)	(6,942)	(5,270)	(4,348)	(24,077)	(4,334)
Total operating income Non-GAAP	$12,512	$14,565	$16,981	$18,185	$62,243	$11,429
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Reconciliation of Income (Loss) to Continuing Operations to Cash EBITDA and Adjusted EBITDA
(unaudited, in thousands)

	Trended Data
Summary P&L Information	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016
Revenue	$172,882	$167,730	$167,082	$159,209	$666,903	$157,787
Income (loss) from continuing operations	$7,383	$(1,898)	$9,769	$(2,094)	$13,160	$1,841
Loss (income) in equity interests, net	220	(292)	(249)	(144)	(465)	(250)
Provision for (benefit from) income taxes	(13,945)	1,819	(2,361)	6,018	(8,469)	3,307
Interest and other, net	3,206	3,409	3,674	3,423	13,712	3,477
Gain on partial sale of equity method investment	(8,849)	—	—	—	(8,849)	—
Depreciation expense	10,826	10,442	10,416	10,034	41,718	9,352
Stock-based compensation	4,405	3,613	3,368	287	11,673	1,079
Restructuring non-cash charges	4,226	—	—	690	4,916	—
Amortization of intangibles	664	667	670	671	2,672	673
Cash EBITDA (1)	$8,136	$17,760	$25,287	$18,885	$70,068	$19,479
Separation charges	—	2,000	—	—	2,000	417
Impairment of capitalized software costs	—	—	—	6,703	6,703	—
Advisory fees	—	—	—	—	—	1,558
Restructuring expenses, less non-cash items	15,866	5,915	2,780	3,302	27,863	—
Total non-GAAP Adjustments	15,866	7,915	2,780	10,005	36,566	1,975
Adjusted EBITDA (1)	$24,002	$25,675	$28,067	$28,890	$106,634	$21,454
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Statements of Cash Flows
(unaudited, in thousands)

	Trended Data
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016
Cash flows provided by (used for) operating activities:
Net income	$9,189	$138	$11,932	$56,414	$77,673	$1,841
Adjustments to reconcile net income to cash provided by (used for) operating activities:
Depreciation and amortization	11,807	11,430	11,388	10,797	45,422	10,025
Provision for doubtful accounts	323	438	478	586	1,825	504
Stock-based compensation	4,465	3,626	3,380	311	11,782	1,079
Deferred income taxes	3,933	772	(3,218)	4,908	6,395	1,636
Non-cash restructuring charges	4,226	—	—	690	4,916	—
Loss (income) in equity interests, net	220	(292)	(249)	(144)	(465)	(250)
Amount reclassified from accumulated other comprehensive income	—	—	—	3,589	3,589	—
Gain on partial sale of equity method investment	(8,849)	—	—	—	(8,849)	—
Impairment of capitalized software costs	—	—	—	6,703	6,703	—
Gain from sale of remaining interest in subsidiary	—	—	—	(76,100)	(76,100)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(255)	21,233	19,260	(31,041)	9,197	16,204
Prepaid and other	(4,298)	8,419	5,658	19,578	29,357	312
Deferred revenue	9,946	(24,127)	(24,936)	29,701	(9,416)	(9,452)
Accounts payable, accrued liabilities, and other	(3,948)	(5,589)	(11,410)	(7,319)	(28,266)	(30,541)
Total adjustments	17,570	15,910	351	(37,741)	(3,910)	(10,483)
Net cash provided by (used for) operating activities	26,759	16,048	12,283	18,673	73,763	(8,642)
Cash flows (used for) provided by investing activities:
Capital expenditures	(7,945)	(6,790)	(6,869)	(7,296)	(28,900)	(10,054)
Investment in kununu US, LLC	—	—	—	—	—	(3,000)
Dividends received from equity investee and other	976	672	—	(3,119)	(1,471)	—
Capitalized patent defense costs	(2,263)	(42)	—	—	(2,305)	—
Cash received from partial sale of equity investment	9,128	—	—	—	9,128	—
Net proceeds from sale of remaining interest in subsidiary	—	—	—	71,425	71,425	—
Net cash (used for) provided by investing activities	(104)	(6,160)	(6,869)	61,010	47,877	(13,054)

Monster Worldwide, Inc.
Statements of Cash Flows, continued
(unaudited, in thousands)

	Trended Data
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016
Cash flows provided by (used for) financing activities:
Proceeds from borrowings on credit facilities	31,600	500	—	—	32,100	—
Payments on borrowings on credit facilities	(31,600)	(500)	—	—	(32,100)	—
Payments on borrowings on term loan	(2,250)	(2,250)	(9,250)	(2,568)	(16,318)	(2,569)
Payments on convertibles notes	—	—	—	—	—	(9,475)
Proceeds from partial unwind of capped call, financing fees, and other	(997)	(113)	—	—	(1,110)	122
Tax withholdings related to net share settlements of restricted stock awards and units	(5,494)	(1,306)	(1,239)	(645)	(8,684)	(317)
Repurchase of common stock	—	—	—	(8,016)	(8,016)	(3,039)
Distribution paid to noncontrolling interest	—	(10,018)	—	—	(10,018)	—
Net cash (used for) provided by financing activities	(8,741)	(13,687)	(10,489)	(11,229)	(44,146)	(15,278)
Effects of exchange rates on cash	(1,981)	1,250	(2,683)	(462)	(3,876)	775
Net increase (decrease) in cash and cash equivalents	$15,933	$(2,549)	$(7,758)	$67,992	$73,618	$(36,199)
Cash and cash equivalents from continuing operations, beginning of period	$72,030	$84,537	$99,415	$88,389	$72,030	$167,915
Cash and cash equivalents from discontinued operations, beginning of period	22,267	25,693	8,266	11,534	22,267	—
Cash and cash equivalents, beginning of period	$94,297	$110,230	$107,681	$99,923	$94,297	$167,915
Cash and cash equivalents from continuing operations, end of period	$84,537	$99,415	$88,389	$167,915	$167,915	$131,716
Cash and cash equivalents from discontinued operations, end of period	25,693	8,266	11,534	—	—	—
Cash and cash equivalents, end of period	$110,230	$107,681	$99,923	$167,915	$167,915	$131,716
Free cash flow (1):
Net cash provided by operating activities	$26,759	$16,048	$12,283	$18,673	$73,763	$(8,642)
Less: Capital expenditures	(7,945)	(6,790)	(6,869)	(7,296)	(28,900)	(10,054)
Free cash flow	$18,814	$9,258	$5,414	$11,377	$44,863	$(18,696)
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	Trended Data
	March 2015	June 2015	September 2015	December 2015	March 2016
ASSETS
Current assets:
Cash and cash equivalents	$84,537	$99,415	$88,389	$167,915	$131,716
Accounts receivable, net	272,270	252,802	231,192	260,518	244,110
Prepaid and other	63,491	65,666	59,858	52,599	54,941
Current assets of discontinued operations	32,256	12,993	56,772	—	—
Total current assets	452,554	430,876	436,211	481,032	430,767
Property and equipment, net	114,788	112,162	107,288	110,143	109,464
Goodwill	498,282	498,823	497,345	496,499	497,137
Intangibles, net	29,518	29,084	28,505	27,874	27,249
Investment in unconsolidated affiliates	18,832	19,082	18,955	21,566	25,039
Other assets	40,552	33,570	38,455	17,818	18,090
Non-current assets of discontinued operations	42,562	42,803	—	—	—
Total assets	$1,197,088	$1,166,400	$1,126,759	$1,154,932	$1,107,746
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued expenses and other	$152,631	$151,076	$140,136	$137,069	$108,576
Deferred revenue	300,015	277,912	251,065	279,815	270,925
Current portion of long-term debt, net	9,100	9,658	9,249	9,773	10,287
Current liabilities of discontinued operations	11,710	10,034	10,100	—	—
Total current liabilities	473,456	448,680	410,550	426,657	389,788
Long-term income taxes payable	37,550	37,652	35,561	36,348	37,025
Long-term debt, net, less current portion	194,703	193,400	186,066	184,499	174,156
Other liabilities	18,125	17,581	17,041	26,022	25,304
Total liabilities	723,834	697,313	649,218	673,526	626,273
Common stock and class B common stock	146	146	147	147	147
Additional paid-in capital	2,022,062	2,024,842	2,026,288	2,026,268	2,026,179
Accumulated other comprehensive (loss) income	(110)	3,152	1,440	1,926	3,280
Accumulated deficit	(845,990)	(847,033)	(836,613)	(780,548)	(778,707)
Treasury stock, at cost	(758,371)	(758,371)	(758,371)	(766,387)	(769,426)
Noncontrolling interest	55,517	46,351	44,650	—	—
Total stockholders' equity	473,254	469,087	477,541	481,406	481,473
Total liabilities and stockholders' equity	$1,197,088	$1,166,400	$1,126,759	$1,154,932	$1,107,746
Memo(1)
- Net cash	$(93,573)	$(95,377)	$(95,392)	$(26,357)	$(52,729)
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.